Filed pursuant to Rule 433(d)

Registration Statement No. 333-132042

$353,583,000
(Approximate)

(Sponsor, Seller & Servicer)

Preliminary Term Sheet

Home Equity Mortgage Loan Asset-Backed Trust,

Series INDS 2006-A
(Issuing Entity)

IndyMac MBS, Inc.
(Depositor)

May 17, 2006

Home Equity Mortgage Loan Asset-Backed Trust, Series INDS 2006-A

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS
Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or
(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or
(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

COMPUTATIONAL MATERIALS

The attached information contains certain tables and other statistical analyses (the "Computational Materials") that have been prepared by UBS Securities LLC. Numerous assumptions (including preliminary assumptions about the pool assets and structure) were used in preparing the Computational Materials that may or may not be reflected herein. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

IndyMac Bank, F.S.B. Home Equity Mortgage Loan Asset-Backed Trust, Series INDS 2006-A $353,583,000 (Approximate)

Structure Overview

Class	Initial Certificate Principal Balance ($) (1)	Certificate Type (2) (3) (4)	Expected WAL (years)(5) Call / Maturity	Expected Principal Window (5) Start - Call - Maturity	Legal Final Maturity Date	Expected Ratings (S&P / Moody’s / Fitch)
A	253,302,000	FLT / SR	1.14 / 1.14	1 - 31 / 1-31	June 2036	AAA/AAA/AAA
M-1	19,242,000	FLT / MEZ	4.82 / 6.35	31 - 66 / 31-147	June 2036	AA+/Aa1/AA+
M-2	21,093,000	FLT / MEZ	4.79 / 5.20	47 - 66 / 47-134	June 2036	AA/Aa2/AA
M-3	9,066,000	FLT / MEZ	4.31 / 4.71	44 - 66 / 44-129	June 2036	AA-/Aa3/AA-
M-4	8,141,000	FLT / MEZ	4.17 / 4.57	41 - 66 / 41-126	June 2036	A+/A1/A+
M-5	8,696,000	FLT / MEZ	4.07 / 4.47	39 - 66 / 39-123	June 2036	A/A2/A
M-6	7,216,000	FLT / MEZ	4.01 / 4.39	38 - 66 / 38-120	June 2036	A-/A3/A-
M-7	6,105,000	FLT / MEZ	3.96 / 4.34	37 - 66 / 37-117	June 2036	BBB+/A3/A-
M-8	5,735,000	FLT / MEZ	3.93 / 4.30	36 - 66 / 36-114	June 2036	BBB/Baa1/BBB+
M-9	6,846,000	FLT / MEZ	3.90 / 4.26	35 - 66 / 35-111	June 2036	BBB-/Baa3/BBB
M-10	8,141,000	FLT / MEZ	3.87 / 4.22	34 - 66 / 34-107	June 2036	BB+/Baa3/BBB-
Initial OC	4,076,399
Total (Less OC)	353,583,000
B-1	6,846,000	FIX / MEZ		Not Offered Hereby
B-2	5,550,000	FIX / MEZ		Not Offered Hereby

(1)		Subject to a variance of +/- 5%.
(2)

The Floating-Rate Certificates will have a coupon equal to One-Month LIBOR plus a related certificate margin, subject to the Net WAC Rate Cap as described herein and subject to increase as described below.

(3)		The Fixed Rate Certificates will have a coupon equal to 6.50%, subject to the Net WAC Rate Cap as described herein and subject to increase as described below.
(4)

Beginning with the first Distribution Date after the Optional Termination Date, the certificate margin for the Class A Certificates will increase to two times such Certificates’ initial certificate margin and the certificate margin for each of the Class M Certificates will increase to one-and-a-half times each such Certificates’ initial certificate margin. Beginning with the first Distribution Date after the Optional Termination Date, the certificate coupon on the Class B Certificates will increase by 0.50%.

(5)		Run at the Pricing Speed to call at the 10% Optional Termination and maturity assuming 80% Prepayment Penalty Collection Rate. Also assumes that One-Month LIBOR remains constant at a rate of 5.081%.

Pricing Speed
Fixed-Rate Mortgage Loans		15% CPR increasing to 35% CPR over 12 months

Transaction Highlights

•	The Mortgage Loans consist of subprime, fixed-rate, second lien mortgage loans on residential one- to four-family properties.
•

The transaction consists of a Senior/Mezz/OC structure where the Class B Certificates will receive additional principal distributions from excess spread following the funding of the OC and 100% of prepayment penalties. The OC requirement amount will increase with the cumulative acceleration amount.

•	The Credit Enhancement for the Certificates will be provided through subordination, overcollateralization and excess spread. Overcollateralization is 1.10% initial building to 5.90%.
•	The Certificates also will have the benefit of a swap agreement.
•	The Mortgage Loans will be serviced by IndyMac Bank, F.S.B. IndyMac is rated ‘Above Average’ by S&P and ‘RSS2+‘ by Fitch.
•	None of the Mortgage Loans are classified as “High Cost” loans.
•	The Class A Certificates will be ERISA eligible for investors that meet the requirements of an investor-based class exemption.
•	None of the Certificates will be SMMEA eligible.
•	All numbers and percentages herein relating to the Mortgage Loans are as of the Cut-off Date.
•	Bloomberg: INDS 2006-A
•	Intex: INDS06A

Transaction Overview

Issuer:	Home Equity Mortgage Loan Asset-Backed Trust, Series INDS 2006-A
Depositor:	IndyMac MBS, Inc.
Sponsor, Seller, Servicer:	IndyMac Bank, F.S.B.
Lead Underwriter	UBS Securities LLC
Trustee/Custodian:	Deutsche Bank National Trust Company
Swap Provider:	Bear Stearns Financial Products, Inc.
Class M Certificates:	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates.
Class B Certificates	The Class B-1 and Class B-2 Certificates.
Floating-Rate Certificates:	The Class A Certificates and Class M Certificates.
Fixed-Rate Certificates:	The Class B Certificates.
Offered Certificates:	The Class A and Class M Certificates.
Non-Offered Certificates:	The Class B Certificates.
Expected Pricing Date:	The week of May 15, 2006.
Expected Closing Date:	On or about May 22, 2006.
Legal Final Maturity Date:	The Distribution Date in June 2036. This date represents the Distribution Date occurring one month following the maturity date of the latest maturing Mortgage Loan.

Transaction Overview (continued)

Collateral:

As of the Cut-Off Date, the Mortgage Loans consist of approximately 7,065 fixed-rate, second lien, closed-end mortgage loans with an aggregate principal balance of approximately $370,055,499.

The principal balances of the Mortgage Loans as of the Cut-Off Date represent scheduled balances as of May 1, 2006.

Cut-off Date:	May 1, 2006
Record Date:

With respect to the Floating Rate Certificates, the business day immediately preceding each Distribution Date. With respect to the Fixed Rate Certificates, the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in June 2006.
Determination Date:

The Determination Date with respect to any Distribution Date is on the 15th day of the month in which such Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

Due Period:

The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Prepayment Period:

With respect to any Distribution Date, the period commencing on the sixteenth day of the month immediately preceding the month in which such Distribution Date occurs, (or, in the case of the first Distribution Date, May 1, 2006) and ending on the fifteenth day of the month in which such Distribution Date occurs.

Interest Accrual Period:

Floating-Rate Certificates: Interest will initially accrue from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date on the basis of a 360-day year and the actual number of days elapsed. Each class of Floating-Rate Certificates will initially settle flat (no accrued interest).

Fixed-Rate Certificates: For each Distribution Date the Interest Accrual Period will be the calendar month immediately preceding the calendar month in which such Distribution Date occurs. Interest will accrue during each Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months. Each class of Fixed-Rate Certificates will settle with accrued interest and will have a 24-day payment delay.

Servicing Fee Rate:	0.500% per annum.
Trustee Fee Rate:	0.0085 % per annum.
Servicing Advances:

The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans as well as corporate advances, but only to the extent such amounts are deemed recoverable. The Servicer is entitled to reimbursement for these advances, and therefore these advances are not a form of credit enhancement.

Transaction Overview (continued)

Prepayment Interest Shortfalls:	Interest shortfalls attributable to voluntary prepayments on the Mortgage Loans.
Compensating Interest:	The Servicer will be required to cover Prepayment Interest Shortfalls on prepayments on the Mortgage Loans, but only to the extent of one half of its servicing fee.
Optional Termination:

The Servicer may purchase all of the Mortgage Loans and any REO properties acquired in respect thereof when the aggregate current principal balance of the Mortgage and such REO properties is less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, thereby effecting early retirement of the Certificates.

Minimum Denominations:	$100,000 and integral multiples of $1 in excess thereof.
Taxation:	Designated portions of the Trust will be established as one or more REMICs for federal income tax purposes.
Form of Registration:

It is expected that delivery of the certificates will be made in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company, on or about May 22, 2006 against payment therefore in immediately available funds.

ERISA Considerations:

The Class A Certificates may be purchased by plans or persons using plan assets. During the period that the supplemental interest trust (which holds the Swap Agreement) is outstanding, plan investors will be required to represent that they have available certain exemptions based upon the identity of the plan or the fiduciary making the investment decisions on behalf of the plan. The Class M Certificates may not be purchased by plans or persons using plan assets other than through certain insurance company general accounts.

SMMEA Eligibility:	None of the Offered Certificates will constitute “mortgage related securities” for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

Credit Enhancement

Credit Enhancement:	1)	Excess Spread
	2)	Overcollateralization (“OC”)
	3)	Subordination
Excess Spread:

The initial weighted average net mortgage rate of the Mortgage Loans will be greater than the weighted average Pass-Through Rate of the Floating Rate Certificates and Fixed Rate Certificates, resulting in excess cash flow.

Overcollateralized Amount:

The Overcollateralized Amount with respect to any Distribution Date is the excess, if any, of (a) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over (b) the aggregate Certificate Principal Balance of the Floating Rate Certificates, the Fixed Rate Certificates and the Class P Certificates after taking into account the distribution of principal on such Distribution Date.

Overcollateralization Target Amount:

With respect to any Distribution Date, (i) prior to the Stepdown Date, an amount equal to 5.90% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date plus the cumulative Subordinate Acceleration Amount to date (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 11.80% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period plus the product of a) a fraction, the numerator of which is the aggregate principal balance reduction of the Class B Certificates to date and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, b) 2 and c) the current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period and (y) approximately $1,850,277 or (iii) if a Trigger Event is in effect, the sum of the Overcollateralization Target Amount and the Subordinate Acceleration Amount for the immediately preceding Distribution Date.

Subordinate Acceleration Amount:

The aggregate amount paid to the Class B Certificates under part (xxxi) and part (xxxii) of the Net Monthly Excess Cashflow Distribution, part (viii) and (ix) of the Swap Agreement, and part (i) and (ii) of Prepayment Penalty Distribution.

Overcollateralization Release Amount:

For any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralization Increase Amount:

For any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount for such Distribution Date exceeds the Overcollateralized Amount for such Distribution Date with the Overcollateralized Amount for such Distribution Date calculated, for this purpose only, after giving effect to distributions in respect of the principal remittance amount on such Distribution Date, but before giving effect to any other distributions on the Floating Rate and Fixed Rate Certificates in reduction of the Certificate Principal Balances thereof on such Distribution Date.

Net Monthly Excess Cashflow:

For any Distribution Date, the sum of (x) any Overcollateralization Release Amount and (y) the excess of the Available Funds over the sum of (i) the Senior Interest Distribution Amount distributable to the Class A Certificates, (ii) the Interest Distribution Amount distributable to the Class M Certificates and (iii) the principal remittance amount.

Credit Enhancement (continued)
Credit Enhancement Percentage:

The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (including the OC) by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date.

	Credit Enhancement Percentage
	Certificate Class	Fully Funded*	After Stepdown Date
	A	36.35%	72.70%
	M-1	31.15%	62.30%
	M-2	25.45%	50.90%
	M-3	23.00%	46.00%
	M-4	20.80%	41.60%
	M-5	18.45%	36.90%
	M-6	16.50%	33.00%
	M-7	14.85%	29.70%
	M-8	13.30%	26.60%
	M-9	11.45%	22.90%
	M-10	9.25%	18.50%
	B-1	7.40%	14.80%
	B-2	5.90%	11.80%
	* Assumes Initial Overcollateralization has fully funded to target of 5.90%, initial OC is 1.10%.
Stepdown Date:

The earlier to occur of (i) the first Distribution Date on which the Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (A) the Distribution Date in June 2009 and (B) the date that the Credit Enhancement Percentage for the Class A Certificates (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to 72.70%.

Trigger Event:

With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event is in effect if:

(a) The Delinquency Percentage exceeds 11.00% of the Senior Credit Enhancement Percentage. “Delinquency Percentage”, with respect to any Distribution Date and the related Due Period, is the rolling six month average of a fraction, expressed as a percentage, the numerator of which is the sum of the aggregate principal balance of A) (i) all 60 day Delinquent Mortgage Loans as of the close of business on the last day of the related Due Period, (ii) Mortgage Loans in foreclosure, (iii) REO Properties and (iv) Mortgage Loans discharged due to bankruptcy and B) the denominator of which is the aggregate principal balance of the Mortgage Loans as of the close of business on the last day of the related Due Period, in each case after taking into account unscheduled collections of principal received during the related Prepayment Period.

(b)  The aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the approximate applicable percentages set forth below with respect to such Distribution Date:

	Distribution Date Occurring In	Percentage
	June-2008 through May-2009	2.60
	June-2009 through May-2010	5.80
	June-2010 through May-2011	9.00
	June-2011 through May-2012	11.60
	June-2012 and thereafter	12.85

Swap Agreement
Swap Agreement:

On the Closing Date, the Trustee, acting on behalf of the supplemental interest trust, will enter into a Swap Agreement with a swap provider (the “Swap Provider”) with an initial notional amount of approximately $351,183,000. Under the Swap Agreement, the Trustee, on behalf of the supplemental interest trust, shall be obligated to pay to the Swap Provider a fixed amount equal to the product of 5.575% (per annum) and the lesser of (x) the notional amount, as set forth in the Swap Agreement, and (y) the aggregate principal balance of the Mortgage Loans for such Distribution Date less the aggregate Certificate Principal Balance of the Class B Certificates (calculated based on a 360-day year consisting of twelve 30-day months) and the supplemental interest trust will be entitled to receive from the Swap Provider, for the benefit of the certificateholders, a floating amount equal to the product of One-Month LIBOR (as determined pursuant to the Swap Agreement), and the lesser of (x) the notional amount set forth in the Swap Agreement and (y) the aggregate principal balance of the Mortgage Loans for such Distribution Date less the aggregate Certificate Principal Balance of the Class B Certificates (calculated based on a 360-day year and the actual number of days in the related Accrual Period) until the Swap Agreement is terminated.

A separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold the Swap Agreement. The Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be required to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement based on conditions at the time of termination. In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders (other than in the case of a Swap Termination Payment due to a Swap Provider trigger event).

Swap Agreement (continued)
Swap Agreement:

On each Distribution Date, amounts on deposit in the Supplemental Interest Trust will be distributed as follows:

(i)to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider trigger event) owed to the  Swap Provider pursuant to the Swap Agreement;

(ii) to pay any unpaid interest on the Class A Certificates, including any accrued unpaid interest from prior Distribution Dates after taking into account amounts received from excess cashflows,

(iii) sequentially to pay any unpaid interest on the Class M Certificates, including any accrued unpaid interest from prior Distribution Dates after taking into account amounts received from excess cashflows;

(iv) to pay any principal first, on the Class A Certificates, and second, on the Class M Certificates, sequentially, in accordance with the principal payment provisions in an amount necessary to maintain the applicable Overcollateralization Target Amount after taking into account amounts received from excess cashflows;

(v) to pay any Realized Loss Amounts remaining on the Class M Certificates, sequentially, in order of payment priority after taking into account amounts received from excess cashflows;

(vi) to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates remaining unpaid in the same order of payment priority as described in (ii) and (iii) above after taking into account amounts received from excess cashflows;

(vii) to pay the Swap Termination Payment (caused by a Swap Provider trigger event under the Swap Agreement) owed to the Swap Provider;

(viii) to pay the Class B-2 Certificates until the Certificate Principal Balance thereof is reduced to zero after taking into account amounts received from excess cashflows;

(ix) to pay the Class B-1 Certificates until the Certificate Principal Balance thereof is reduced to zero after taking into account amounts received from excess cashflows; and

(x) to pay any remaining amounts to the Class CE Certificate.

Notwithstanding any of the foregoing, the cumulative aggregate amount paid under clauses (iv), (v), (viii) and (ix) above on such Distribution Date, when added to the aggregate amount distributed under clauses (iv), (v), (viii) and (ix) above on all prior Distribution Dates, will not be permitted to exceed the cumulative aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Prepayment Period (reduced by the aggregate amount of subsequent recoveries received since the Cut-off Date through the last day of the related Prepayment Period). Any amounts that would otherwise be distributable from the Supplemental Interest Trust on any Distribution Date under clauses (iv), (v), (viii) and (ix) above, but for the foregoing proviso, will be retained in the Supplemental Interest Trust and will be included in amounts available for distribution from the Supplemental Interest Trust on the next succeeding Distribution Date, subject to the foregoing proviso in the case of amounts to be distributed under clauses (iv), (v), (viii) and (ix) above.

Net Swap Payment:

Only the net amount of the obligations between the Swap Provider and Trustee, on behalf of the Supplemental Interest Trust, will be paid by the appropriate party. To the extent that the Trustee, on behalf of the Supplemental Interest Trust, is obligated to make a Net Swap Payment on any Distribution Date, amounts otherwise available to certificateholders will be applied to make a net payment to the Supplemental Interest Trust for payment to the Swap Provider.

Generally, the Net Swap Payment will be deposited into the Supplemental Interest Trust by the Trustee pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Supplemental Interest Trust will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Payment of Interest

Interest Carry Forward Amount:

For each of the Floating Rate Certificates and Fixed Rate Certificates, on any Distribution Date, the sum of (i) the excess of (A) the accrued certificate interest for such class with respect to the prior Distribution Date (which excludes any Net WAC Rate Carryover Amount with respect to such class), plus any undistributed Interest Carry Forward Amount from the prior Distribution Date, over (B) the amount actually distributed to such class with respect to interest on such prior Distribution Date and (ii) interest on such excess accrued at the Pass-Through Rate for such class.

Pass-Through Rate:

The Pass-Through Rate on any Distribution Date with respect to each class of Certificates will equal the lesser of (a) the related Formula Rate (with respect to the Floating-Rate Certificates) or the related fixed-rate (with respect to the Fixed-Rate Certificates) for such distribution date and (b) the Net WAC Rate Cap for such Distribution Date.

Formula Rate:	The Formula Rate for each class of Floating-Rate Certificates will equal One-Month LIBOR as of the related LIBOR determination date plus the applicable certificate margin.
Interest Distribution Amount:

The Interest Distribution Amount for each of the Floating Rate Certificates and Fixed Rate Certificates on any Distribution Date will be equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to such Distribution Date at the then applicable Pass-Through Rate for such class and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of Prepayment Interest Shortfalls not covered by Compensating Interest and shortfalls resulting from the application of the Servicemembers Civil Relief Act in each case to the extent not allocated to interest accrued on the Class CE Certificates.

Interest Remittance Amount:

For any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced on the Mortgage Loans and to Compensating Interest paid by the Servicer.

Senior Interest Distribution Amount:

The Senior Interest Distribution Amount on any Distribution Date will be equal to the sum of the Interest Distribution Amount for such Distribution Date with respect to the Class A Certificates and the Interest Carry Forward Amount, if any, for that Distribution Date with respect to the Class A Certificates.

Expense Adjusted Net Mortgage Rate:	The per annum rate equal to the mortgage rate of each Mortgage Loan as of the first day of the related Due Period minus the sum of (a) the Servicing Fee Rate and (b) the Trustee Fee Rate.
Basis Risk Shortfall:

Because the Mortgage Loans are fixed rate, and because the Pass-Through Rates on the Floating-Rate Certificates are calculated based on One-Month LIBOR, the application of the Net WAC Rate Cap could result in shortfalls of interest otherwise distributable to such Offered Certificates in certain periods.

To mitigate the risk of such Basis Risk Shortfalls, the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class B-1 and Class B-2 Certificates will benefit from the Swap Agreement for so long as such Swap Agreement is outstanding. The notional schedule for the Swap Agreement is available at the end of this Term Sheet.

Payment of Interest (continued)

Net WAC Rate Carryover Amount:

For any Distribution Date and Class of Certificates, (i) the excess of (a) the amount of interest such class would have accrued for such Distribution Date had the applicable Pass-Through Rate not been subject to the Net WAC Rate Cap, over (b) the amount of interest such class of Certificates accrued for such Distribution Date based on the Net WAC Rate Cap, together with the undistributed portion of any such amounts from the prior Distribution Date and (ii) interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Net WAC Rate Cap. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Trustee from the Swap Agreement and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent period. The ratings on each class of Certificates do not address the likelihood of the distribution of any Net WAC Rate Carryover Amount.

Net WAC Rate Cap:

For any Distribution Date and the Floating Rate and Fixed Rate Certificates, the per annum rate (subject, in the case of the Floating Rate Certificates, to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Expense Adjusted Net Mortgage Rates of the Mortgage Loans minus an amount, expressed as a per annum rate on the Mortgage Loans, equal to the sum of (x) any Net Swap Payment owed to the Swap Provider divided by the outstanding principal balance of the Mortgage Loans and (y) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Supplemental Interest Trust, divided by the outstanding principal balance of the Mortgage Loans multiplied by 12.

Interest Payment Priority:

On each Distribution Date, the Interest Remittance Amount will be distributed in the following order of priority:

(i) to the Supplement Interest Trust, an amount equal to the sum of any Net Swap Payment and Swap Termination Payment due to the Swap Provider (other than certain Swap Termination Payments resulting from a Swap Provider termination event);

(ii) to the holders of the Class A Certificates the Senior Interest Distribution Amount;

(iii) from the remaining Interest Remittance Amount, to the holders of the Class M-1 Certificates the Interest Distribution Amount for such class;

(iv) from the remaining Interest Remittance Amount, to the holders of the Class M-2 Certificates the Interest Distribution Amount for such class;

(v)  from the remaining Interest Remittance Amount, to the holders of the Class M-3 Certificates the Interest Distribution Amount for such class;

(vi)  from the remaining Interest Remittance Amount, to the holders of the Class M-4 Certificates the Interest Distribution Amount for such class;

(vii) from the remaining Interest Remittance Amount, to the holders of the Class M-5 Certificates the Interest Distribution Amount for such class;

(viii) from the remaining Interest Remittance Amount, to the holders of the Class M-6 Certificates the Interest Distribution Amount for such class;

(ix) from the remaining Interest Remittance Amount, to the holders of the Class M-7 Certificates the Interest Distribution Amount for such class;

(x) from the remaining Interest Remittance Amount, to the holders of the Class M-8 Certificates the Interest Distribution Amount for such class;

(xi) from the remaining Interest Remittance Amount, to the holders of the Class M-9 Certificates the Interest Distribution Amount for such class;

(xii) from the remaining Interest Remittance Amount, to the holders of the Class M-10 Certificates the Interest Distribution Amount for such class;

(xiii) from the remaining Interest Remittance Amount, to the holders of the Class B-1 Certificates the Interest Distribution Amount for such class; and

(xiv) from the remaining Interest Remittance Amount, to the holders of the Class B-2 Certificates the Interest Distribution Amount for such class.

Payment of Principal

Principal Distribution Amount:

The Principal Distribution Amount for any Distribution Date will be the sum of (a) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (b) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (c) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans, and (d) the amount of any Overcollateralization Increase Amount for such Distribution Date MINUS the amount of any Overcollateralization Release Amount for such Distribution.

Class A Principal Distribution Amount:

The Class A Principal Distribution Amount is an amount equal to the excess of the Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 27.30% and (ii) the principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $1,850,277.

Class M-1 Principal Distribution Amount:

The Class M-1 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 37.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $1,850,277.

Class M-2 Principal Distribution Amount:

The Class M-2 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the Certificate Principal Balance of the Class A and Class M-1 Certificates (after taking into account the payment of the Class A and Class M-1 Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 49.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $1,850,277.

Class M-3 Principal Distribution Amount:

The Class M-3 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the Certificate Principal Balance of the Class A, Class M-1 and Class M-2 Certificates (after taking into account the payment of the Class A, Class M-1 and Class M-2 Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 54.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $1,850,277.

Payment of Principal (continued)
Class M-4 Principal Distribution Amount:

The Class M-4 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 58.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $1,850,277.

Class M-5 Principal Distribution Amount:

The Class M-5 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 63.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $1,850,277.

Class M-6 Principal Distribution Amount:

The Class M-6 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 67.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $1,850,277.

Class M-7 Principal Distribution Amount:

The Class M-7 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 70.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $1,850,277.

Class M-8 Principal Distribution Amount:

The Class M-8 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 73.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $1,850,277.

Class M-9 Principal Distribution Amount:

The Class M-9 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, and Class M-8 Certificates Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 77.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $1,850,277.

Payment of Principal (continued)
Class M-10 Principal Distribution Amount:

The Class M-10 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 81.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $1,850,277.

Class B-1 Principal Distribution Amount:

The Class B-1 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 85.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $1,850,277.

Class B-2 Principal Distribution Amount:

The Class B-2 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class B-1 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class B-1 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 88.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $1,850,277.

Payment of Principal (continued)
Principal Payment Priority:

On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount other than any Subordinate Acceleration Amount shall be distributed as follows:

(i) to the Supplemental Interest Trust, an amount equal to the sum of any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider (not due to a Swap Provider trigger event) to the extent not paid from the Interest Remittance Amount on such Distribution Date;

(ii) to the holders of the Class A Certificates until the Certificate Principal Balance thereof has been reduced to zero;

(iii) to the holders of the Class M-1 Certificates, the Principal Distribution Amount remaining until the Certificate Principal Balance thereof has been reduced to zero;

(iv) to the holders of the Class M-2 Certificates, the Principal Distribution Amount remaining until the Certificate Principal Balance thereof has been reduced to zero;

(v) to the holders of the Class M-3 Certificates, the Principal Distribution Amount remaining until the Certificate Principal Balance thereof has been reduced to zero;

(vi) to the holders of the Class M-4 Certificates, the Principal Distribution Amount remaining until the Certificate Principal Balance thereof has been reduced to zero;

(vii) to the holders of the Class M-5 Certificates, the Principal Distribution Amount remaining until the Certificate Principal Balance thereof has been reduced to zero;

(viii) to the holders of the Class M-6 Certificates, the Principal Distribution Amount remaining until the Certificate Principal Balance thereof has been reduced to zero;

(ix) to the holders of the Class M-7 Certificates, the Principal Distribution Amount remaining until the Certificate Principal Balance thereof has been reduced to zero;

(x) to the holders of the Class M-8 Certificates, the Principal Distribution Amount remaining until the Certificate Principal Balance thereof has been reduced to zero;

(xi) to the holders of the Class M-9 Certificates, the Principal Distribution Amount remaining until the Certificate Principal Balance thereof has been reduced to zero;

(xii) to the holders of the Class M-10 Certificates, the Principal Distribution Amount remaining until the Certificate Principal Balance thereof has been reduced to zero;

(xiii) to the holders of the Class B-1 Certificates, the Principal Distribution Amount remaining until the Certificate Principal Balance thereof has been reduced to zero; and

(xiv) to the holders of the Class B-2 Certificates, the Principal Distribution Amount remaining until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal (continued)
Principal Payment Priority:

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Principal Distribution Amount, other than any Subordinate Acceleration Amount, shall be distributed as follows:

(i) to the Supplemental Interest Trust, an amount equal to the sum of any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider (not due to a Swap Provider trigger event) to the extent not paid from the Interest Remittance Amount on such Distribution Date;

(ii) to the holders of the Class A Certificates, the Class A Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero;

(iii) to the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(iv) to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(v) to the holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vi)  to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vii)  to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(viii) to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(ix)  to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(x)  to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(xi)  to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(xii)  to the holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(xiii)  to the holders of the Class B-1 Certificates, the Class B-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

(xiv)  to the holders of the Class B-2 Certificates, the Class B-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal (continued)

Net Monthly Excess Cashflow Distributions:

With respect to any Distribution Date, any Net Monthly Excess Cashflow shall be distributed as follows:

(i) to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount, allocated as described under Principal Payment Priority above;

(ii) to the holders of the Class M-1 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(iii) to the holders of the Class M-1 Certificates, in an amount equal to the previously allocated Realized Loss Amounts after taking into account any amounts received under the Swap Agreement;

(iv) to the holders of the Class M-2 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(v) to the holders of the Class M-2 Certificates, in an amount equal to the previously allocated Realized Loss;

(vi)  to the holders of the Class M-3 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such;

(vii)  to the holders of the Class M-3 Certificates, in an amount equal to the previously allocated Realized Loss;

(viii)  to the holders of the Class M-4 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(ix)  to the holders of the Class M-4 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(x)  to the holders of the Class M-5 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such C;

(xv)  to the holders of the Class M-5 Certificates, in an amount equal to the previously allocated Realized Loss;

(xvi)  to the holders of the Class M-6 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such;

(xvii)  to the holders of the Class M-6 Certificates, in an amount equal to the previously allocated Realized Loss;

(xviii)  to the holders of the Class M-7 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

Payment of Principal (continued)

(xix) to the holders of the Class M-7 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xx) to the holders of the Class M-8 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificate;

(xxi) to the holders of the Class M-8 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xxii) to the holders of the Class M-9 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(xxiii) to the holders of the Class M-9 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xxiv) to the holders of the Class M-10 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(xxv) to the holders of the Class M-10 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xxvi) to the holders of the Class B-1 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(xxvii) to the holders of the Class B-1 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xxviii) to the holders of the Class B-2 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(xxix) to the holders of the Class B-2 Certificates, in an amount equal to the previously allocated Realized Loss;

(xxx) to make payments to the Net WAC Rate Carryover Reserve Account, to the extent required to distribute to the holders of the Certificates any Net WAC Rate Carryover Amounts for such classes;

(xxxi) to the holders of the Class B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

(xxxii) to the holders of the Class B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and

(xxxiii) to the holders of the Class CE Certificates and the Class R Certificates as provided in the Pooling and Servicing Agreement.

Prepayment Penalty Distributions:

With respect to any Distribution Date following the distributions of the interest, principal and Net Monthly Excess Cashflow described above, the Trust will generally distribute any prepayment penalties collected in the following order:

(i) to the holders of the Class B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

(ii) to the holders of the Class B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero

(ii) to the holders of the Class CE Certificates as provided in the Pooling and Servicing Agreement.

Sensitivity Table for the Offered Certificates - To Call

The assumptions for the sensitivity table below are as follows:
▪	The Pricing Prepayment Assumptions (as defined on page 3 above) are applied
▪	1-month LIBOR remains static
▪	10% Clean Up Call is exercised

		50 PPA	75 PPA	100 PPA	125 PPA	150 PPA	175 PPA
Class A	WAL	2.85	1.80	1.14	0.92	0.78	0.67
	First Prin Pay	1	1	1	1	1	1
	Last Prin Pay	139	91	31	24	19	16

Class M-1	WAL	7.66	5.72	4.82	3.63	3.07	2.33
	First Prin Pay	44	52	31	24	19	16
	Last Prin Pay	139	91	66	50	40	32

Class M-2	WAL	7.66	5.35	4.79	3.68	2.84	2.37
	First Prin Pay	44	45	47	37	28	24
	Last Prin Pay	139	91	66	50	40	32

Class M-3	WAL	7.66	5.24	4.31	3.30	2.60	2.14
	First Prin Pay	44	44	44	34	26	22
	Last Prin Pay	139	91	66	50	40	32

Class M-4	WAL	7.66	5.20	4.17	3.20	2.52	2.07
	First Prin Pay	44	42	41	32	25	21
	Last Prin Pay	139	91	66	50	40	32

Class M-5	WAL	7.66	5.17	4.07	3.13	2.48	2.03
	First Prin Pay	44	41	39	30	24	20
	Last Prin Pay	139	91	66	50	40	32

Class M-6	WAL	7.66	5.15	4.01	3.08	2.44	2.00
	First Prin Pay	44	41	38	29	23	19
	Last Prin Pay	139	91	66	50	40	32

Class M-7	WAL	7.66	5.13	3.96	3.04	2.42	1.97
	First Prin Pay	45	40	37	29	22	19
	Last Prin Pay	139	91	66	50	40	32

Class M-8	WAL	7.66	5.13	3.93	3.01	2.39	1.97
	First Prin Pay	45	39	36	28	22	18
	Last Prin Pay	139	91	66	50	40	32

Class M-9	WAL	7.66	5.11	3.90	3.00	2.39	1.94
	First Prin Pay	45	39	35	27	22	18
	Last Prin Pay	139	91	66	50	40	32

Class M-10	WAL	7.66	5.11	3.87	2.98	2.36	1.94
	First Prin Pay	45	38	34	27	21	18
	Last Prin Pay	139	91	66	50	40	32

Class B-1	WAL	1.63	1.71	1.81	1.91	1.68	1.43
	First Prin Pay	17	17	18	19	20	17
	Last Prin Pay	22	24	25	25	20	17

Class B-2	WAL	1.17	1.15	1.13	1.11	1.09	0.96
	First Prin Pay	1	1	1	1	1	1
	Last Prin Pay	17	17	18	19	20	17

Sensitivity Table for the Offered Certificates - To Maturity

The assumptions for the sensitivity table below are as follows:
▪	The Pricing Prepayment Assumptions (as defined on page 3 above) are applied
▪	1-month LIBOR remains static
▪	10% Clean Up Call is not exercised

		50 PPA	75 PPA	100 PPA	125 PPA	150 PPA	175 PPA
Class A	WAL	2.95	1.91	1.14	0.92	0.78	0.67
	First Prin Pay	1	1	1	1	1	1
	Last Prin Pay	178	177	31	24	19	16

Class M-1	WAL	8.12	6.28	6.35	4.82	3.96	3.05
	First Prin Pay	44	52	31	24	19	16
	Last Prin Pay	178	177	147	112	88	70

Class M-2	WAL	8.12	5.92	5.20	3.99	3.08	2.56
	First Prin Pay	44	45	47	37	28	24
	Last Prin Pay	178	177	134	102	80	64

Class M-3	WAL	8.12	5.80	4.71	3.62	2.83	2.33
	First Prin Pay	44	44	44	34	26	22
	Last Prin Pay	178	176	129	98	77	61

Class M-4	WAL	8.12	5.76	4.57	3.51	2.76	2.26
	First Prin Pay	44	42	41	32	25	21
	Last Prin Pay	178	174	126	96	75	60

Class M-5	WAL	8.12	5.72	4.47	3.44	2.70	2.21
	First Prin Pay	44	41	39	30	24	20
	Last Prin Pay	178	170	123	94	74	59

Class M-6	WAL	8.12	5.69	4.39	3.38	2.66	2.18
	First Prin Pay	44	41	38	29	23	19
	Last Prin Pay	178	166	120	91	72	57

Class M-7	WAL	8.12	5.66	4.34	3.34	2.64	2.15
	First Prin Pay	45	40	37	29	22	19
	Last Prin Pay	178	162	117	89	70	56

Class M-8	WAL	8.12	5.65	4.30	3.30	2.61	2.15
	First Prin Pay	45	39	36	28	22	18
	Last Prin Pay	178	158	114	87	68	55

Class M-9	WAL	8.12	5.62	4.26	3.28	2.60	2.11
	First Prin Pay	45	39	35	27	22	18
	Last Prin Pay	177	154	111	85	66	53

Class M-10	WAL	8.12	5.59	4.22	3.24	2.56	2.10
	First Prin Pay	45	38	34	27	21	18
	Last Prin Pay	177	148	107	82	64	51

Class B-1	WAL	1.63	1.71	1.81	1.91	1.68	1.43
	First Prin Pay	17	17	18	19	20	17
	Last Prin Pay	22	24	25	25	20	17

Class B-2	WAL	1.17	1.15	1.13	1.11	1.09	0.96
	First Prin Pay	1	1	1	1	1	1
	Last Prin Pay	17	17	18	19	20	17

Swap Agreement Notional Schedule
Period	Accrual Start	Accrual End	Notional Schedule ($)	Swap Rate (%)	Period	Accrual Start	Accrual End	Notional Schedule ($)	Swap Rate (%)
1	5/22/2006	6/25/2006	351,183,000	5.575	37	5/25/2009	6/25/2009	97,940,000	5.575
2	6/25/2006	7/25/2006	347,988,000	5.575	38	6/25/2009	7/25/2009	94,010,000	5.575
3	7/25/2006	8/25/2006	344,330,000	5.575	39	7/25/2009	8/25/2009	90,211,000	5.575
4	8/25/2006	9/25/2006	340,215,000	5.575	40	8/25/2009	9/25/2009	86,540,000	5.575
5	9/25/2006	10/25/2006	335,653,000	5.575	41	9/25/2009	10/25/2009	82,991,000	5.575
6	10/25/2006	11/25/2006	330,653,000	5.575	42	10/25/2009	11/25/2009	79,562,000	5.575
7	11/25/2006	12/25/2006	325,227,000	5.575	43	11/25/2009	12/25/2009	76,248,000	5.575
8	12/25/2006	1/25/2007	319,388,000	5.575	44	12/25/2009	1/25/2010	73,044,000	5.575
9	1/25/2007	2/25/2007	313,152,000	5.575	45	1/25/2010	2/25/2010	69,948,000	5.575
10	2/25/2007	3/25/2007	306,535,000	5.575	46	2/25/2010	3/25/2010	66,956,000	5.575
11	3/25/2007	4/25/2007	299,558,000	5.575	47	3/25/2010	4/25/2010	64,064,000	5.575
12	4/25/2007	5/25/2007	292,240,000	5.575	48	4/25/2010	5/25/2010	61,269,000	5.575
13	5/25/2007	6/25/2007	284,602,000	5.575	49	5/25/2010	6/25/2010	59,467,000	5.575
14	6/25/2007	7/25/2007	276,667,000	5.575	50	6/25/2010	7/25/2010	58,149,000	5.575
15	7/25/2007	8/25/2007	268,471,000	5.575	51	7/25/2010	8/25/2010	56,858,000	5.575
16	8/25/2007	9/25/2007	260,027,000	5.575	52	8/25/2010	9/25/2010	55,575,000	5.575
17	9/25/2007	10/25/2007	251,429,000	5.575	53	9/25/2010	10/25/2010	53,660,000	5.575
18	10/25/2007	11/25/2007	242,961,000	5.575	54	10/25/2010	11/25/2010	51,272,000	5.575
19	11/25/2007	12/25/2007	234,750,000	5.575	55	11/25/2010	12/25/2010	48,884,000	5.575
20	12/25/2007	1/25/2008	226,643,000	5.575	56	12/25/2010	1/25/2011	46,498,000	5.575
21	1/25/2008	2/25/2008	218,800,000	5.575	57	1/25/2011	2/25/2011	44,113,000	5.575
22	2/25/2008	3/25/2008	210,401,000	5.575	58	2/25/2011	3/25/2011	41,730,000	5.575
23	3/25/2008	4/25/2008	198,557,000	5.575	59	3/25/2011	4/25/2011	39,348,000	5.575
24	4/25/2008	5/25/2008	185,478,000	5.575	60	4/25/2011	5/25/2011	36,967,000	5.575
25	5/25/2008	6/25/2008	173,190,000	5.575	61	5/25/2011	6/25/2011	34,588,000	5.575
26	6/25/2008	7/25/2008	161,737,000	5.575	62	6/25/2011	7/25/2011	33,282,000	5.575
27	7/25/2008	8/25/2008	150,968,000	5.575	63	7/25/2011	8/25/2011	32,017,000	5.575
28	8/25/2008	9/25/2008	141,362,000	5.575	64	8/25/2011	9/25/2011	30,793,000	5.575
29	9/25/2008	10/25/2008	134,703,000	5.575	65	9/25/2011	10/25/2011	29,583,000	5.575
30	10/25/2008	11/25/2008	129,541,000	5.575	66	10/25/2011	11/25/2011	28,385,000	5.575
31	11/25/2008	12/25/2008	124,553,000	5.575	67	11/25/2011	12/25/2011	27,188,000	5.575
32	12/25/2008	1/25/2009	119,731,000	5.575	68	12/25/2011	1/25/2012	25,991,000	5.575
33	1/25/2009	2/25/2009	115,071,000	5.575	69	1/25/2012	2/25/2012	24,795,000	5.575
34	2/25/2009	3/25/2009	110,567,000	5.575	70	2/25/2012	3/25/2012	23,600,000	5.575
35	3/25/2009	4/25/2009	106,214,000	5.575	71	3/25/2012	4/25/2012	22,406,000	5.575
36	4/25/2009	5/25/2009	102,007,000	5.575	72	4/25/2012	5/25/2012	21,212,000	5.575

Net WAC Rate Cap (%) (excluding B-1 and B-2 certificates)

Period	NWC(1) (%)	EffectiveNWC(2) (%)	Period	NWC(1) (%)	EffectiveNWC(2) (%)	Period	NWC(1) (%)	EffectiveNWC(2) (%)
1	9.03	23.19	23	9.94	24.07	45	9.98	22.88
2	10.12	24.42	24	10.10	24.22	46	10.59	23.39
3	9.94	24.35	25	9.94	24.02	47	9.99	22.69
4	9.95	24.35	26	10.10	24.16	48	10.18	22.78
5	10.11	24.51	27	9.95	23.96	49	9.99	22.67
6	9.95	24.33	28	9.96	23.93	50	10.17	23.04
7	10.12	24.49	29	10.13	24.00	51	9.98	23.03
8	9.95	24.31	30	9.96	23.79	52	9.97	23.20
9	9.95	24.30	31	10.14	23.92	53	10.16	23.40
10	10.49	24.83	32	9.96	23.71	54	9.98	23.11
11	9.95	24.28	33	9.96	23.66	55	10.17	23.15
12	10.12	24.43	34	10.53	24.19	56	9.98	22.79
13	9.95	24.25	35	9.97	23.57	57	9.99	22.59
14	10.12	24.40	36	10.15	23.69	58	10.61	22.98
15	9.95	24.22	37	9.97	23.46	59	10.00	22.10
16	9.95	24.20	38	10.15	23.58	60	10.20	21.99
17	10.12	24.35	39	9.97	23.34	61	10.01	21.45
18	9.95	24.17	40	9.97	23.27	62	10.22	21.64
19	10.11	24.32	41	10.16	23.38	63	10.01	21.41
20	9.95	24.13	42	9.98	23.12	64	10.01	21.38
21	9.94	24.11	43	10.16	23.23	65	10.22	21.55
22	10.29	24.44	44	9.98	22.96	66	10.02	21.29

(1)	Assumes One-Month LIBOR remains constant at 5.081%, and the cashflows are run to the Optional Termination at the Pricing Speed.
(2)	Assumes all indices increase instantaneously to 20.00%, the cashflows are run to the Optional Termination at the Pricing Speed, and all payments from the Swap Agreement are received and applied.

Class B-1 & B-2 Net WAC Rate Cap (%)

Period	NWC(1) (%)	EffectiveNWC(2) (%)	Period	NWC(1) (%)	EffectiveNWC(2) (%)	Period	NWC(1) (%)	EffectiveNWC(2) (%)
1	10.23	26.28	23	10.27	24.87	45	10.31	23.64
2	10.12	24.42	24	10.10	24.22	46	9.88	21.83
3	10.28	25.16	25	10.27	24.82	47	10.32	23.45
4	10.28	25.16	26	10.10	24.16	48	10.18	22.78
5	10.11	24.51	27	10.28	24.76	49	10.32	23.43
6	10.28	25.14	28	10.29	24.73	50	10.17	23.04
7	10.12	24.49	29	10.13	24.00	51	10.31	23.80
8	10.28	25.12	30	10.29	24.58	52	10.31	23.98
9	10.28	25.11	31	10.14	23.92	53	10.16	23.40
10	9.79	23.18	32	10.29	24.50	54	10.31	23.88
11	10.28	25.09	33	10.30	24.45	55	10.17	23.15
12	10.12	24.43	34	9.83	22.57	56	10.32	23.55
13	10.28	25.06	35	10.30	24.35	57	10.32	23.35
14	10.12	24.40	36	10.15	23.69	58	9.90	21.45
15	10.28	25.02	37	10.30	24.24	59	10.33	22.83
16	10.28	25.01	38	10.15	23.58	60	10.20	21.99
17	10.12	24.35	39	10.30	24.11	61	10.35	22.17
18	10.28	24.97	40	10.30	24.04	62	10.22	21.64
19	10.11	24.32	41	10.16	23.38	63	10.35	22.12
20	10.28	24.93	42	10.31	23.90	64	10.35	22.09
21	10.28	24.91	43	10.16	23.23	65	10.22	21.55
22	9.94	23.63	44	10.31	23.73	66	10.35	22.00

(1)	Assumes One-Month LIBOR remains constant at 5.081%, and the cashflows are run to the Optional Termination at the Pricing Speed.
(2)	Assumes all indices increase instantaneously to 20.00%, the cashflows are run to the Optional Termination at the Pricing Speed, and all payments from the Swap Agreement are received and applied.

Excess Spread (1)

Period	FWD 1-moL(2)	XS at Static	XS at FWD	Period	FWD 1-moL(2)	XS at Static	XS at FWD
	(%)	(%)	(%)		(%)	(%)	(%)
1	5.08	4.16	4.16	34	5.33	5.48	5.51
2	5.18	4.75	4.75	35	5.34	5.35	5.38
3	5.22	4.76	4.76	36	5.34	5.40	5.43
4	5.25	4.78	4.78	37	5.35	5.44	5.46
5	5.25	4.81	4.81	38	5.36	5.46	5.48
6	5.28	4.82	4.83	39	5.36	5.47	5.49
7	5.29	4.85	4.86	40	5.37	5.47	5.50
8	5.28	4.87	4.88	41	5.39	5.48	5.51
9	5.29	4.90	4.91	42	5.39	5.48	5.50
10	5.29	4.93	4.95	43	5.41	5.49	5.51
11	5.25	4.96	4.97	44	5.43	5.49	5.51
12	5.26	4.99	5.00	45	5.44	5.49	5.51
13	5.26	5.02	5.03	46	5.44	5.53	5.54
14	5.24	5.05	5.06	47	5.45	5.50	5.51
15	5.24	5.08	5.10	48	5.45	5.52	5.53
16	5.24	5.12	5.14	49	5.46	5.50	5.51
17	5.25	5.16	5.18	50	5.47	5.51	5.52
18	5.25	5.20	5.23	51	5.47	5.49	5.52
19	5.25	5.24	5.26	52	5.48	5.49	5.52
20	5.25	5.29	5.32	53	5.49	5.49	5.52
21	5.25	5.34	5.37	54	5.50	5.49	5.52
22	5.25	5.36	5.39	55	5.51	5.50	5.53
23	5.26	5.44	5.47	56	5.53	5.50	5.52
24	5.26	5.48	5.51	57	5.54	5.50	5.52
25	5.26	5.55	5.58	58	5.54	5.56	5.56
26	5.27	5.58	5.62	59	5.54	5.52	5.51
27	5.27	5.64	5.68	60	5.55	5.54	5.53
28	5.27	5.68	5.71	61	5.55	5.53	5.51
29	5.29	5.70	5.73	62	5.56	5.56	5.53
30	5.29	5.74	5.78	63	5.57	5.53	5.51
31	5.30	5.76	5.80	64	5.58	5.53	5.51
32	5.33	5.81	5.86	65	5.59	5.56	5.53
33	5.33	5.65	5.69	66	5.59	5.54	5.51

1)	Run to Optional Termination at the Pricing Speed.

2)	One-Month LIBOR is approximate due to rounding

Breakeven Losses

Static Indices (1,2,3,4,5,6,7)
Tranche	M-1	M-2	M-3	M-4	M-5	M-6
B/E CDR (%)	19.05	15.36	13.87	12.59	11.26	10.17
Cumulative Loss (%)	35.06	29.77	27.47	25.42	23.20	21.31
Tranche	M-7	M-8	M-9	M-10	B-1	B-2
B/E CDR (%)	9.26	8.41	7.41	6.37	5.64	5.41
Cumulative Loss (%)	19.68	18.12	16.22	14.19	12.72	12.24

1) At Pricing Speed
2) 6 Month Default Recovery Lag
3) 100% Loss Severity
4) 80% Prepay Penalty Collection Rate
5) Run to Maturity
6) Triggers failing starting in period 1
7) 100% P and I advance

Forward Indices (1,2,3,4,5,6,7)
Tranche	M-1	M-2	M-3	M-4	M-5	M-6
B/E CDR (%)	19.04	15.34	13.86	12.57	11.24	10.15
Cumulative Loss (%)	35.05	29.74	27.46	25.39	23.16	21.27
Tranche	M-7	M-8	M-9	M-10	B-1	B-2
B/E CDR (%)	9.23	8.38	7.38	6.35	5.64	5.41
Cumulative Loss (%)	19.63	18.06	16.17	14.15	12.72	12.24

1) At Pricing Speed
2) 6 Month Default Recovery Lag
3) 100% Loss Severity
4) 80% Prepay Penalty Collection Rate
5) Run to Maturity
6) Triggers failing starting in period 1
7) 100% P and I advance

Selected Mortgage Loan Data(1)

The Mortgage Loans - All Collateral
Scheduled Principal Balance:	$370,055,499
Number of Mortgage Loans:	7,065
Average Scheduled Principal Balance:	$52,379
Weighted Average Gross Coupon:	11.097%
Weighted Average Net Coupon: (2)	10.589%
Weighted Average Current FICO Score:	654
Weighted Average Original LTV Ratio:	18.34%
Weighted Average Combined Original LTV Ratio:	96.03%
Weighted Average Stated Remaining Term (months):	187
Weighted Average Seasoning(months):	3

(1)	All percentages calculated herein are percentages of scheduled principal balance as of the Cut-off Date unless otherwise noted.
(2)	The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.

Distribution by Current Principal Balance
Current Principal Balance	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
1. - 50,000.	3,949	$124,023,855	33.51%	11.232%	651	$31,406	95.59%	36.88%	91.63%
50,001. - 100,000.	2,588	181,260,558	48.98	11.165	655	70,039	96.77	24.06	96.86
100,001. - 150,000.	486	56,913,285	15.38	10.818	658	117,106	96.46	20.90	98.66
150,001. - 200,000.	33	5,736,343	1.55	9.658	654	173,829	84.24	36.61	94.54
200,001. - 250,000.	9	2,121,458	0.57	8.784	667	235,718	79.02	65.67	88.65
Total:	7,065	$370,055,499	100.00%	11.097%	654	$52,379	96.03%	28.30%	95.30%

Distribution by Current Rate
Current Rate	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
5.501 - 6.000	1	$91,613	0.02%	5.750%	661	$91,613	80.00%	100.00%	100.00%
6.001 - 6.500	3	221,069	0.06	6.500	741	73,690	90.21	32.61	100.00
6.501 - 7.000	12	772,388	0.21	6.893	724	64,366	90.73	21.47	87.09
7.001 - 7.500	66	3,737,766	1.01	7.353	707	56,633	85.91	34.63	98.91
7.501 - 8.000	145	9,080,391	2.45	7.836	696	62,623	84.89	31.57	99.60
8.001 - 8.500	190	9,662,406	2.61	8.344	681	50,855	85.37	27.39	99.70
8.501 - 9.000	443	25,253,034	6.82	8.821	676	57,005	91.47	40.35	98.34
9.001 - 9.500	480	25,713,030	6.95	9.361	666	53,569	93.43	38.98	96.54
9.501 - 10.000	802	38,042,866	10.28	9.824	657	47,435	96.07	33.31	94.03
10.001 - 10.500	553	28,801,831	7.78	10.350	661	52,083	95.84	46.47	97.39
10.501 - 11.000	688	39,330,281	10.63	10.857	656	57,166	97.18	26.24	97.19
11.001 - 11.500	797	46,439,221	12.55	11.283	653	58,268	98.47	18.57	98.97
11.501 - 12.000	736	40,841,363	11.04	11.845	642	55,491	97.22	22.92	95.99
12.001 - 12.500	462	22,272,391	6.02	12.318	640	48,209	97.96	42.70	97.15
12.501 - 13.000	545	29,888,544	8.08	12.870	643	54,841	98.37	12.97	96.70
13.001 - 13.500	426	20,812,922	5.62	13.307	640	48,857	98.03	22.76	85.01
13.501 - 14.000	410	18,459,045	4.99	13.877	630	45,022	98.67	14.67	97.98
14.001 - 14.500	119	4,504,619	1.22	14.276	628	37,854	97.01	23.41	99.47
14.501 - 15.000	137	4,376,171	1.18	14.933	639	31,943	99.29	22.21	36.79
15.001 - 15.500	11	301,811	0.08	15.382	649	27,437	98.56	12.48	9.34
15.501 - 16.000	7	252,439	0.07	15.982	655	36,063	100.00	0.00	0.00
16.001 - 16.500	31	1,186,100	0.32	16.269	649	38,261	99.81	10.32	0.00
17.001 - 17.500	1	14,199	0.00	17.250	650	14,199	100.00	0.00	0.00
Total:	7,065	$370,055,499	100.00%	11.097%	654	$52,379	96.03%	28.30%	95.30%

Distribution by Credit Score
Credit Score	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
541 - 560	2	$46,175	0.01%	10.781%	556	$23,088	100.00%	100.00%	100.00%
561 - 580	45	1,717,371	0.46	11.897	578	38,164	93.38	100.00	100.00
581 - 600	359	12,383,710	3.35	11.830	590	34,495	97.89	99.19	99.85
601 - 620	380	16,455,734	4.45	11.703	614	43,305	95.95	71.77	99.40
621 - 640	1,616	83,513,496	22.57	12.059	630	51,679	95.71	25.20	96.05
641 - 660	1,847	98,626,951	26.65	11.573	651	53,398	96.72	27.44	95.37
661 - 680	2,206	126,726,544	34.25	10.442	670	57,446	96.52	21.09	94.74
681 - 700	196	9,437,476	2.55	9.318	689	48,150	91.76	12.99	93.25
701 - 720	151	7,766,895	2.10	9.050	709	51,436	92.40	9.67	93.44
721 - 740	120	5,860,972	1.58	8.928	731	48,841	92.20	12.40	87.01
741 - 760	71	4,199,923	1.13	8.669	750	59,154	92.36	13.18	88.54
761 - 780	51	2,485,873	0.67	8.430	770	48,743	91.69	23.40	89.31
781 - 800	14	537,366	0.15	8.212	790	38,383	90.69	16.71	87.04
801 - 820	7	297,014	0.08	8.609	809	42,431	98.43	34.99	94.96
Total:	7,065	$370,055,499	100.00%	11.097%	654	$52,379	96.03%	28.30%	95.30%

Distribution by Lien
Lien	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
Second Lien	7,065	$370,055,499	100.00%	11.097%	654	$52,379	96.03%	28.30%	95.30%
Total:	7,065	$370,055,499	100.00%	11.097%	654	$52,379	96.03%	28.30%	95.30%

Distribution by Combined Original LTV
Combined Original LTV	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
50.00 or less	20	$1,536,855	0.42%	9.918%	647	$76,843	40.00%	13.54%	100.00%
50.01 - 55.00	13	640,626	0.17	9.686	646	49,279	52.00	49.98	100.00
55.01 - 60.00	11	723,285	0.20	9.690	650	65,753	57.86	34.51	100.00
60.01 - 65.00	17	1,371,252	0.37	9.276	639	80,662	62.59	13.59	100.00
65.01 - 70.00	35	2,592,991	0.70	9.135	641	74,085	68.14	34.33	100.00
70.01 - 75.00	38	2,878,455	0.78	9.646	649	75,749	73.40	37.55	96.56
75.01 - 80.00	129	9,168,903	2.48	9.350	653	71,077	78.66	27.14	92.45
80.01 - 85.00	199	8,299,108	2.24	9.989	666	41,704	83.68	18.51	96.33
85.01 - 90.00	1,192	52,809,506	14.27	9.973	671	44,303	89.36	16.56	95.11
90.01 - 95.00	727	35,516,026	9.60	10.812	656	48,853	94.50	38.51	90.72
95.01 - 100.00	4,634	251,949,938	68.08	11.558	650	54,370	99.91	29.28	95.91
greater than 100.00	50	2,568,554	0.69	8.811	701	51,371	102.67	61.71	95.92
Total:	7,065	$370,055,499	100.00%	11.097%	654	$52,379	96.03%	28.30%	95.30%

Distribution by Original LTV
Original LTV	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
10.00 or less	1,200	$43,346,047	11.71%	10.000%	673	$36,122	86.74%	14.76%	96.89%
10.01 - 15.00	831	43,169,182	11.67	10.354	660	51,948	90.50	29.08	93.21
15.01 - 20.00	4,702	258,630,364	69.89	11.478	650	55,004	99.13	29.33	95.80
20.01 - 25.00	198	13,797,831	3.73	10.219	653	69,686	89.35	39.53	92.32
25.01 - 30.00	89	7,182,173	1.94	10.704	650	80,699	91.81	36.95	86.24
30.00 or more	45	3,929,902	1.06	10.118	644	87,331	86.86	46.09	95.07
Total:	7,065	$370,055,499	100.00%	11.097%	654	$52,379	96.03%	28.30%	95.30%

Distribution by Documentation
Documentation	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
Fast Forward	7	$277,171	0.07%	8.842%	737	$39,596	89.65%	0.00%	100.00%
Full Doc	2,277	104,735,354	28.30	10.717	642	45,997	96.63	100.00	97.92
Limited Doc	52	2,945,446	0.80	10.885	646	56,643	97.11	0.00	100.00
No Document	18	988,404	0.27	10.550	690	54,911	89.89	0.00	69.08
No Income/No Assets	165	6,871,868	1.86	12.125	662	41,648	96.18	0.00	63.27
No Ratio	210	11,421,492	3.09	11.457	662	54,388	97.23	0.00	64.85
Stated Doc	4,336	242,815,764	65.62	11.223	659	56,000	95.73	0.00	96.56
Total:	7,065	$370,055,499	100.00%	11.097%	654	$52,379	96.03%	28.30%	95.30%

Distribution by Purpose
Purpose	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
Cash Out Refi	2,129	$110,169,703	29.77%	10.497%	656	$51,747	90.26%	32.09%	97.79%
Purchase	4,652	248,226,078	67.08	11.408	653	53,359	98.80	26.83	94.11
Rate & Term Refi	284	11,659,718	3.15	10.142	669	41,055	91.67	23.84	97.11
Total:	7,065	$370,055,499	100.00%	11.097%	654	$52,379	96.03%	28.30%	95.30%

Distribution by Occupany
Occupancy	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
Second Home	53	$2,288,904	0.62%	12.155%	664	$43,187	96.86%	13.00%	0.00%
Non-Owner Occupied	431	15,094,137	4.08	12.592	667	35,021	96.12	12.49	0.00
Owner Occupied	6,581	352,672,459	95.30	11.026	654	53,589	96.02	29.08	100.00
Total:	7,065	$370,055,499	100.00%	11.097%	654	$52,379	96.03%	28.30%	95.30%

Distribution by Property Type
Property Type	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
2 Unit	311	$19,495,266	5.27%	11.401%	657	$62,686	96.69%	13.43%	92.42%
3 Unit	17	824,325	0.22	13.082	650	48,490	93.69	4.52	5.77
4 Unit	34	1,671,191	0.45	12.129	670	49,153	96.25	29.87	20.38
CONDO Unit	693	33,569,776	9.07	11.171	656	48,441	97.45	28.27	97.34
HIGH RISE CONDO	98	5,504,071	1.49	11.489	651	56,164	97.61	30.10	98.60
PUD	1,354	78,201,156	21.13	11.092	655	57,756	96.47	29.64	95.12
SINGLE FAMILY RESIDENCE	4,431	225,598,577	60.96	11.031	654	50,914	95.58	29.12	96.19
TOWNHOUSE	127	5,191,138	1.40	11.365	650	40,875	96.15	30.03	92.11
Total:	7,065	$370,055,499	100.00%	11.097%	654	$52,379	96.03%	28.30%	95.30%

Distribution by State
State	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
Southern California	924	$68,283,739	18.45%	10.411%	662	$73,900	94.07%	19.03%	99.18%
Florida	797	39,291,043	10.62	11.747	648	49,299	97.16	37.56	95.79
Northern California	407	27,700,301	7.49	10.168	668	68,060	93.83	16.41	96.42
New York	310	23,540,367	6.36	11.189	656	75,937	95.64	26.23	100.00
Virginia	359	23,397,310	6.32	11.372	657	65,174	97.30	18.35	97.66
Illinois	464	22,532,551	6.09	11.658	651	48,562	98.46	21.55	98.23
Maryland	367	20,744,276	5.61	11.118	654	56,524	96.50	18.91	96.05
New Jersey	304	18,213,711	4.92	11.379	650	59,914	94.91	25.18	100.00
Texas	528	15,772,344	4.26	11.001	638	29,872	99.30	42.33	84.91
Georgia	289	11,660,228	3.15	11.562	644	40,347	98.26	46.66	92.49
Other	2,316	98,919,628	26.73	11.263	652	42,711	96.12	36.88	90.75
Total:	7,065	$370,055,499	100.00%	11.097%	654	$52,379	96.03%	28.30%	95.30%

Distribution by Zip
Zip	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
22193	24	$1,698,317	0.46%	11.273%	650	$70,763	97.00%	11.18%	100.00%
20109	21	1,467,497	0.40	12.500	655	69,881	99.44	0.00	94.45
92592	15	1,172,653	0.32	11.024	649	78,177	98.47	30.76	100.00
89131	12	990,917	0.27	11.588	663	82,576	95.60	37.85	79.53
20170	14	922,241	0.25	11.089	664	65,874	95.23	11.53	100.00
91335	10	812,202	0.22	10.412	656	81,220	96.21	48.64	100.00
20110	12	810,023	0.22	12.688	640	67,502	98.64	0.00	100.00
20721	10	790,458	0.21	11.580	653	79,046	95.60	7.59	87.08
92553	12	767,140	0.21	11.089	642	63,928	98.77	16.52	100.00
22191	11	765,966	0.21	11.509	658	69,633	96.33	0.00	100.00
Other	6,924	359,858,084	97.24	11.086	654	51,973	96.00	28.66	95.28
Total:	7,065	$370,055,499	100.00%	11.097%	654	$52,379	96.03%	28.30%	95.30%

Distribution by Remaining Months to Maturity
Remaining Months To Maturity	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
1 - 180	6,618	$347,581,858	93.93%	11.109%	654	$52,521	96.07%	28.66%	95.86%
181 - 240	56	2,387,904	0.65	10.844	624	42,641	99.28	56.64	99.06
241 - 360	391	20,085,737	5.43	10.920	664	51,370	94.94	18.74	85.23
Total:	7,065	$370,055,499	100.00%	11.097%	654	$52,379	96.03%	28.30%	95.30%

Distribution by Amortization Type
Amortization Type	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
15 Yr Fixed	147	$5,989,796	1.62%	10.483%	650	$40,747	88.55%	34.68%	98.94%
20 Yr Fixed	56	2,387,904	0.65	10.844	624	42,641	99.28	56.64	99.06
30 Yr Fixed	168	6,982,494	1.89	11.475	652	41,562	96.77	7.92	64.81
30 Yr Fixed IO	223	13,103,243	3.54	10.624	670	58,759	93.96	24.51	96.11
Fixed Balloon 30/15	6,462	341,113,091	92.18	11.123	654	52,788	96.21	28.58	95.80
Fixed Balloon 30/15 IO	9	478,971	0.13	9.552	710	53,219	95.60	8.98	100.00
Total:	7,065	$370,055,499	100.00%	11.097%	654	$52,379	96.03%	28.30%	95.30%

Distribution by Prepayment Penalty Term
Prepayment Penalty Term	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
0	3,933	$211,486,078	57.15%	11.137%	656	$53,772	95.72%	24.52%	92.48%
12	249	14,713,733	3.98	11.263	659	59,091	97.24	23.35	96.06
24	1,166	60,508,543	16.35	11.470	648	51,894	99.16	36.63	99.26
36	1,716	83,307,296	22.51	10.696	654	48,547	94.33	32.74	99.45
60	1	39,850	0.01	10.500	629	39,850	100.00	0.00	100.00
Total:	7,065	$370,055,499	100.00%	11.097%	654	$52,379	96.03%	28.30%	95.30%

Distribution by Prepayment Penalty Type
Prepayment Penalty Type	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
Hard	1,986	$106,399,949	28.75%	11.494%	647	$53,575	99.24%	34.34%	98.95%
Soft	1,146	52,169,472	14.10	10.128	662	45,523	90.75	31.31	99.30
None	3,933	211,486,078	57.15	11.137	656	53,772	95.72	24.52	92.48
Total:	7,065	$370,055,499	100.00%	11.097%	654	$52,379	96.03%	28.30%	95.30%

FOR ADDITIONAL INFORMATION PLEASE CALL:

UBS Investment Bank

ABS Banking

Paul Scialabba	(212) 713-9832
Patrick Fitzsimonds	(212) 713-6271
Michael Zentz	(212) 713-6099
Sharmeen Khan	(212) 713-6252

Structuring/Collateral
Michael Leung	(212) 713-8661
Adrian Wu	(212) 713-3153
Verdi Contente	(212) 713-2713
Brian Kramer	(212) 713-1040

Trading/Syndicate
Jack McCleary	(212) 713-4330
Rick Onkey	(212) 713-4002
Joe Ruttle	(212) 713-2252

Rating Agencies
Moody’s
Gaurav Singhania	(212) 553-3854
Standard & Poor’s
Spencer Van Kirk	(212) 438-3135
Fitch
Marilyn Perez	(212) 908-0387